Report of Independent
Registered Public Accounting Firm

To the Shareholders and Board of
Trustees of First Eagle Funds:

In planning and performing our audit
of the financial statements of First
Eagle Global Fund (including its
consolidated wholly owned subsidiary),
First Eagle Overseas Fund (including
its consolidated wholly owned
subsidiary), First Eagle U.S. Value
Fund (including its consolidated
wholly owned subsidiary), First Eagle
Gold Fund (including its consolidated
wholly owned subsidiary), First Eagle
High Yield Fund, First Eagle Global
Income Builder Fund, First Eagle
Absolute Return Fund and First Eagle
Fund of America (collectively the
"Funds") as of and for the period ended
October 31, 2014, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds'
internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds' internal
control over financial reporting.
Accordingly, we did not express an
opinion on the effectiveness of the
Funds' internal control over financial
reporting.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with
generally accepted accounting
principles, and that receipts and
expenditures of the fund are being
made only in accordance with
authorizations of management and
trustees of the fund; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency, or
combination of control deficiencies in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the Funds' annual or
interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds'
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Funds' internal
control over financial reporting and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of October 31, 2014.

This report is intended solely for the
information and use of management,
Board of Trustees, and Shareholders
and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
December 29, 2014


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